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                                                                    EXHIBIT 10.4
                  MARKETING, SALES AND DISTRIBUTION AGREEMENT



     This MARKETING, SALES AND DISTRIBUTION AGREEMENT ("Agreement"), dated as of December 17, 1997 is entered into by and between Baxter Healthcare Corporation, a Delaware corporation having its principal place of business at 1627 Lake Cook Road, Deerfield, Illinois 60015 ("Baxter") and BIT ACQUISITION CORP., a Delaware corporation having its principal place of business at Nine Parker, Irvine, California 92618 ("Newco").

                                    RECITALS

     A. Baxter and VIMRx Pharmaceuticals Inc., a Delaware corporation ("VIMRx"), have agreed to enter into a strategic alliance in the ex vivo cell therapies business and have formed Newco for that purpose, pursuant to that certain Asset Purchase Agreement dated as of October 10, 1997, by and among Baxter, Newco and VIMRx (the "Acquisition Agreement").

     B. Pursuant to the Acquisition Agreement, Baxter has transferred to Newco certain Isolex(R) and Maxsep(R) Technology (as that capitalized terms is defined in the Hardware and Disposables Manufacturing Agreement) as well as other IT Assets (as that capitalized term is defined in the Hardware and Disposables Manufacturing Agreement) relating to Isolex(R) and Maxsep(R) Products (as that capitalized term is defined below).

     C. Pursuant to the Acquisition Agreement, Baxter and Newco have entered into that certain sublicense of even date herewith relating to CD34+ cell population and related antibody and method patents licensed from Becton, Dickenson and Company to Baxter (the "First BD Sublicense"); that certain sublicense of even date herewith relating to B cell antibodies licensed from Becton, Dickenson and Company to Baxter (the "Second BD Sublicense"); that certain sublicense of even date herewith relating to breast cancer antibodies licensed from Cetus Oncology corporation, d/b/a Chiron Therapeutics, to Baxter (the "Chiron Sublicense"); and that certain sublicense of even date herewith relating to B cells licensed from Prof. Bernd Dorken to Baxter Deutschland GmbH (the "Dorken Sublicense") (the First BD Sublicense, the Second BD Sublicense, the Chiron Sublicense and the Dorken Sublicense) are collectively referred to herein as the "Sublicense Agreements") pursuant to which Baxter has granted to Newco licenses to the Licensed Technology (as that capitalized term is defined in each of the Sublicense Agreements) as described therein.

     D. Baxter has agreed to manufacture for Newco certain antibodies pursuant to the terms of that certain Antibody Manufacturing and Storage Agreement of even date herewith (the
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"Antibody Manufacturing and Storage Agreement"), which are components of certain of the Reagent Kits (as that capitalized term is defined below).

     E. Baxter has agreed to supply to Newco certain other products and components which are utilized in connection with the Isolex(R) and Maxsep(R) Products pursuant to the terms of that certain Hardware and Disposables Supply Agreement of even date herewith (the "Hardware and Disposables Supply Agreement").

     F. Baxter has also agreed to manufacture for Newco the Isolex(R) and Maxsep(R) Products pursuant to the terms of that certain Hardware and Disposables Manufacturing Agreement of even date herewith (the "Hardware and Disposables Manufacturing Agreement") and certain prototype products for the research market pursuant to the terms of that certain Services Agreement of even date herewith (the "Services Agreement").

     G. Newco desires that Baxter market, sell and distribute Isolex(R) and Maxsep(R) Products and Reagent Kits as described herein and subject to the terms hereof and Baxter is willing to market, sell and distribute Isolex(R) and Maxsep(R) Products and Reagent Kits as described herein and subject to the terms hereof.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, Baxter and Newco hereby agree as follows:

     1.  DEFINITIONS.

     1.1 Terms Defined in Preamble and Recitals: As used herein, all capitalized terms defined in the Preamble and Recitals of this Agreement shall bear the meanings ascribed to such terms as set forth therein.

     1.2 Terms Defined in License Agreements: Unless otherwise defined herein, as used herein all capitalized terms defined in the License Agreements shall bear the meanings ascribed to such terms as set forth therein.

     1.3 Other Terms: As used herein, the following capitalized terms shall have the following meanings:

               A. "Affiliate" of a party shall mean any entity (i) which directly or indirectly through one or more intermediaries Controls, is Controlled by, or is under common Control with, the party or (ii) fifty percent (50%) or more of the voting capital stock (or in the case of an entity which is not a corporation, fifty percent (50%) or more of the equity interest) of which

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     is beneficially owned or held by a party or any of such party's
     Subsidiaries. The term "Control" means the posses sion, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity (other than a natural person), whether through the ownership of voting capital stock, by contract or otherwise.

               B. "Agreement Year" shall mean each calendar year, and the partial calendar years that begin on the date hereof and end on the date of termination, during the term of this Agreement.

               C. "Baxter Region" means, individually and collectively, the geographical regions of (1) Western and Eastern Europe; (2) North America (United States and Canada); (3) Japan; and, (4) the rest of the world.

               D. "Ex Vivo Cell Processing" shall mean the active selection, and any subsequent modification, genetic alteration, activation and/or expansion, of nucleated cells outside the body for therapeutic purposes such as cellular therapy or gene therapy. For the purpose of this definition, "active selection" shall mean processing involving the action of a biological component, such as an antibody or modified antibody, a lectin, or a ligand, to selectively and specifically bind to a particular molecule on the surface of the cells to be selected so as to confer specificity or selectivity for such cells in the cell selection process.

               E. "FDA" means the United States Food and Drug Administration.

               F. "Field of Distribution" means the market in connection with the Maxsep(R) and/or Isolex(R) Products used for the selection of cells with one or more of the CD34, B Cell, T Cell or breast cancer antibodies for the treatment, mitigation, prophylaxis or selection of/for cancer, including the research market; and any product used for the treatment, mitigation, prophylaxis or selection of/for cancer based upon the selection or use of CD34+ cells, including the research market; but excluding the genetic manipulation of such cells.

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               G. "Fully Loaded Cost" means, for either party, such party's cost of manufacturing, performing or acquiring any items or services, in accordance with generally accepted accounting principles, consistently applied ("GAAP"), and, with respect to each party, in accordance with such party's normal accounting policies, all consistently applied, including any royalties payable by such party in connection with manufacturing, performing or acquiring any items or services, but excluding, in the case of Baxter's Fully Loaded Cost, any royalty obligations of Baxter that are paid or reimbursed by Newco pursuant to the Sublicense Agreements. Fully Loaded Cost shall not include general corporate allocations or other allocations which are not directly related to the manufacture, performance or acquisition of the item or service, however designated. A charge for the cost of funding the party's working capital needs for such manufacture, performance or acquisition of items or services, including capital expenditures for facilities and/or equipment and capitalized manufacturing costs, will be included in Fully Loaded Cost, which charge will be made at the interest rate paid by Baxter on its then most recent issuance of commercial paper; provided, however, that no charge shall be made for any
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     cost of, or the cost of funding any, changes in the site of manufacturing any Manufactured Products.  In the event any item is acquired or any service is provided for a party from or by an Affiliate of such party, the cost of acquiring such items or services shall be deemed to mean such Affiliate's actual cost of manufacturing, performing or acquiring such items or services in accordance with the principles set forth in this definition of "Fully Loaded Cost." Current costs of developing any items or services shall be included in Fully Loaded Cost, but in no event shall any historic development costs be included in Fully Loaded Cost. An example of the calculation of Fully Loaded Cost is attached hereto, for illustrative purposes, as Schedule 1.
                               ----------

               H. "Isolex(R) and Maxsep(R) Products" means, individually and collectively, the products listed on Schedule 2 attached hereto, which
                                          ----------
     includes Isolex(R) and Maxsep(R) instruments and Isolex(R) and Maxsep(R) disposable sets, in each case as currently produced by Baxter utilizing the Isolex(R) and Maxsep(R) Technology. From time to time, the products

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     listed on Schedule 2 will be changed by the parties to add new products,
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     line extensions and improvements as are currently under development, are in research, or have been identified as proposed new products in Schedule 1 of
                                                                   ----------
     the Hardware and Disposables Manufacturing Agreement, or that Baxter may agree to develop pursuant to the Services Agreement, in each case as consistent with the nature of the Isolex(R) and Maxsep(R) Products existing at the date of this Agreement and with Baxter's legal obligations and technological capabilities (including, without limitation, regulatory requirements applicable to Baxter) during the term of this Agreement, and such new products, line extensions and improvements added to Schedule 2 shall thereafter be treated as Isolex(R) and Maxsep(R) Products for all purposes of this Agreement.

               I. "Isolex(R) and Maxsep(R) Technology" means automated systems for positive and negative immunomagnetic cell selection.

               J. "Products" means, collectively, the finished goods of the Isolex(R) and Maxsep(R) Products and Reagent Kits and other goods used in conjunction with Isolex(R) and Maxsep(R) Products. as indicated in Schedule
                                                                        --------
     2 attached hereto.
     -

               K. "Product Code" means number and/or letter designations individually assigned to Products and Reagent Kits, as indicated in

     Schedule 2 attached hereto.
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               L. "Product Field" means the treatment, mitigation or prophylaxis of diseases including research into such activities, through Ex Vivo Cell Processing.

               M. "Reagent Kits" means the reagent kits specified in Schedule 1 attached to the Antibody Manufacturing and Storage Agreement and such other reagent kits as may be used from time to time in connection with the Isolex(R) and Maxsep(R) Products. A current direction insert of a sample Reagent Kit is included as Schedule 3 attached hereto.
                                ----------

               N. "Regulatory Approval" means (1) in the United States, approval from the FDA and any other United States governmental authority (or agency or other political

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     subdivision thereof) necessary for the right to market, sell or distribute the Isolex(R) and Maxsep(R) Products, Reagent Kits and other Products in the United States to the public at large, for use in the Field of Distribution, and (2) outside the United States, an analogous order by a non-U.S. governmental authority (or agency or other political subdivision thereof) necessary for the right to market, sell or distribute, and the right to be paid or reimbursed for, the Isolex(R) and Maxsep(R) Products, Reagent Kits and other Products in a country (other than the United States) to the public at large, for use in the Field of Distribution.

               O. "Total Net Sales" means the Total Net Sales projection shown in the "Plan A" Projections attached hereto as Schedule 6.
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          2.   TERM OF AGREEMENT.

          2.1 Duration: The term of this Agreement (the "Term"), unless earlier terminated as provided below, shall be eleven (11) years, commencing on the date hereof. The Term may be extended upon the mutual written agreement of the parties.

          2.2 Early Termination: A non-breaching party may terminate this Agreement if any of the following events (each is herein referred to as a "Material Breach") occur:

               A. A party fails to pay any amount owing under this Agreement, on the date(s) specified for such payment and such failure shall continue for sixty (60) days after written notice of such failure by the other party to this Agreement;

               B. A party shall default in the performance of or compliance with any covenant contained in this Agreement (other than a failure to make a payment described in Section 2.2A above or a default the liability for which is excused under Section 5.4 or Section 13 hereof) which shall continue uncured beyond the applicable grace period therefor;

               C. A receiver, conservator, custodian, liquidator or trustee of a party or of all or any of the property of a party, is appointed by court order and such order remains in effect for more than ninety (90) days; or an order for relief is entered under the federal bankruptcy laws with respect to a

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     party; or any of the material property of a party is sequestered by court order and such order remains in effect for more than ninety (90) days; or a petition is filed against a party under the bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and is not dismissed within ninety (90) days after such filing;

               D. A party files a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law;

               E. A party makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, conservator, custodian, liquidator or trustee of the party, or of all or any part of its property; or

               F. Prior to a Qualified Public Offering (as that capitalized term is defined in that certain Stockholders Agreement by and among VIMRx, Baxter and Newco, among others, of even date herewith), Baxter and VIMRx do not, collectively, have the power to control Newco.

          2.3 Continued Purchase and Supply: Despite early termination of this Agreement under Section 2.2 above, Baxter will continue to purchase from Newco and Newco will continue to supply and fill Baxter's orders of any Product until the entire supply of any Product specifically inventoried or being prepared for Baxter shall be depleted; however, Baxter shall not be required to purchase, after the termination of this Agreement, any Product inventory in excess of its average two (2) months' requirement based on prior purchases during the last full Agreement Year.

          3.   APPOINTMENT.

          3.1 Exclusive Appointment: Subject to the terms and conditions contained in this Agreement, and subject to Newco's right to market and co-promote as described in Section 8, Newco appoints Baxter as its exclusive worldwide marketing, sales and distribution entity for the Isolex(R) and Maxsep(R) Products, Reagent Kits and other Products in the Field of Distribution. Baxter accepts such an appointment.

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          3.2       Right of First Offer:  Baxter shall have a right of first
offer with respect to acquiring marketing, sales and distribution rights for other products developed or acquired by Newco using the Isolex(R) and Maxsep(R) Technology in the Product Field ("Future Opportunity"). After Newco notifies Baxter of a Future Opportunity, Baxter will have sixty (60) days to respond to Newco and to negotiate the material terms and conditions of an appointment to market, sell and distribute such Future Opportunity prior to Newco discussing the Future Opportunity with any and all third entities. The terms and conditions of Baxter's appointment to distribute any such Future Opportunity shall be negotiated by Newco and Baxter, bargaining in good faith, and documented in a written agreement, signed by authorized representatives of both parties. If, after notice to Baxter and expiration of sixty (60) days without completed negotiation of the material terms of an agreement for marketing, sale and distribution of such Future Opportunity, Newco desires to enter into an agreement on a Future Opportunity with a third entity on terms or conditions that are less favorable to Newco than the terms and conditions offered by or to Baxter in connection with Baxter's right of first offer (a "New Offer"), then Newco must give Baxter notice and an additional thirty (30) days to respond to the offer on substantially the same terms and conditions as those of the New Offer.

          4.   ADMINISTRATION, OVERSIGHT AND GOVERNANCE

               4.1  Marketing Committee:

               A. Administration of this Agreement will be accomplished by the establishment of a "Marketing Committee." The Marketing Committee will consist of representatives selected by each of Newco and Baxter, who typically would include such representatives as Newco's Vice President for Global Marketing, Baxter's Region Marketing Vice Presidents, and one or more of Newco's Vice President of Product Development, Vice President of Medical Affairs and Vice President of Finance and Product Managers. Each party shall notify the other party of such selections and any changes thereto. The Marketing Committee will meet in person or by teleconference at least once in each calendar quarter to review the progress of Newco and Baxter in the execution of their responsibilities under this Agreement and to develop, review and agree on specific marketing plans and programs. At least once annually prior to each Agreement Year the Marketing Committee will prepare, review, agree upon and present to the Oversight Committee the following: (a) a global, annual marketing plan, (b) a 12-month, global sales forecast by month and product code (c) a 12-month marketing resources commitment schedule ("Marketing Resource Plan"), and (d) a five-year global

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     strategic plan, including a five-year global sales forecast by year and product group. Regardless of the number of representatives selected by each of Newco and Baxter for service on the Marketing Committee, the representatives of each party shall have, in the aggregate, a single vote in all matters to be decided by the Marketing Committee. If, in the course of administering the activities contemplated in this Agreement, the Marketing Committee cannot resolve a matter of difference between Baxter and Newco representatives, or cannot reach agreement on a matter within its area of responsibility under the terms of this Agreement, the Marketing Committee shall promptly refer the matter to the Oversight Committee for resolution in accordance with this Agreement.

               B. During the first twelve (12) months of the Term hereof, the Marketing Committee will (i) develop a transition plan for the satisfaction of long-term customer agreements in place on the date hereof and determination of appropriate pricing adjustments, if any, for products purchased from Newco to satisfy such agreements; and (ii) develop a plan for the transition to sales and marketing by Newco with respect to existing Baxter customers for Newco products that will not be marketed, sold or distributed by Baxter hereunder.

          4.2 Oversight Committee: The "Oversight Committee" will consist of one representative each from Newco and Baxter, the President of Newco and the designee of the President of Baxter Biotech Group. The Oversight Committee will meet once a year prior to each Agreement Year, or more often as necessary to carry out its responsibilities hereunder, to review and approve the plans, programs and recommendations prepared by the Marketing Committee. When the Marketing Committee cannot agree on decisions and responsibilities under its authority, the Oversight Committee will review and evaluate the issue under dispute and come to an agreement or decision. When the Oversight Committee cannot agree on the resolution of any matter within its area of responsibility hereunder, it shall promptly refer the matter to the Corporate Committee for resolution in accordance with this Agreement.

          4.3 Corporate Committee: The "Corporate Committee" will consist of one representative each from VIMRx and Baxter, who ordinarily will be the President and CEO of VIMRx and the President of the Fenwal Division of Baxter, respectively. The Corporate Committee will meet only as needed to resolve any dispute under this Agreement or to decide any otherwise undecided matter referred to it by the Oversight Committee. If the Marketing Committee cannot agree upon the Marketing Resource Plan for any Agreement Year, and the Oversight Committee and the Corporate Committee cannot resolve the dispute, then Baxter will

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determine the Marketing Resource Plan for such Agreement Year, subject to the provisions of Section 8 of this Agreement.

          4.4 Responsibilities: Newco and Baxter will diligently execute their separate responsibilities to assure successful marketing of products contemplated under this Agreement. For guidance and illustrative purposes, a list of the various functional responsibilities to be performed by Newco and Baxter for purposes of this Agreement are attached as Schedule 4. If and when
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individual functions and responsibilities not previously identified or assumed by either Newco or Baxter become evident, the Oversight Committee shall assign such functions or responsibilities.

          5.   MANUFACTURE AND SUPPLY.

          5.1 Obligation to Supply: Newco shall exercise its reasonable efforts to manufacture and supply the Isolex(R) and Maxsep(R) Products, Reagent Kits, other Products and spare parts or make satisfactory arrangements for the manufacture and supply of the Isolex(R) and Maxsep(R) Products, Reagent Kits, other Products and spare parts for Baxter, provided that Newco shall have no
                                           --------
obligation to supply the T Cell antibody, or any Reagent Kits containing the T Cell antibody, unless and until Baxter or a third party undertakes the manufacturing of such T Cell antibody after the date of this Agreement. Newco shall make the investment required to enable it to manufacture and supply or make satisfactory arrangements for the same, as required. Newco, or its contract manufacturer, shall comply with the regulations of the country of manufacture and the country of sale as related to the production of the Isolex(R) and Maxsep(R) Products, Reagent Kits and other Products (for example, Quality System Regulation ("QSR") of the FDA).

          5.2       Changes to Suppliers, Manufacturers or Specifications:
Newco may change suppliers, contract manufacturers or the specifications of Isolex(R) and Maxsep(R) Products, Reagent Kits, other Products and spare parts without notice to or approval of Baxter, provided that any such change has been
                                         --------
presented for review and approval by the Marketing Committee at least ninety
(90) days before it becomes effective, and has been approved by the Marketing Committee, and provided, further, that Newco will be responsible for obtaining
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any required Regulatory Approval with respect to such changes and, subject to the provisions of the Hardware and Disposables Manufacturing Agreement, the Antibody Manufacturing and Storage Agreement and the Hardware and Disposables Supply Agreement, will be responsible for all costs associated with such change, including without limitation the cost of field upgrades.

          5.3 Forecasting: Prior to the beginning of each calendar month during the term of this Agreement, Baxter shall provide Newco with a rolling eighteen month forecast of the orders it expects to place for the Isolex(R) and Maxsep(R) Products, Reagent Kits, and other Products during the next eighteen
(18) months. Forecasting activities under this Agreement will be coordinated with the forecasting activity occurring under the provisions of the Hardware and Disposables Manufacturing, Antibody Manufacturing and Storage, and Hardware and Disposables Supply Agreements, and will be reviewed with the Marketing Committee. The forecast for the

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first two months of each eighteen month forecast will constitute binding orders.
The forecast for the first of the eighteen months in such eighteen month forecast must be the same as the forecast for the second month in the previous eighteen month forecast; and the forecast for the second of the eighteen months in such eighteen month forecast may not increase the number of orders shown in the forecast for such month in the previous eighteen month forecast by more than [Confidential Information Omitted]. The parties shall cooperate in good faith in creating and providing other, longer range forecasts which shall be used in budget planning for the parties. The initial forecast for the eighteen month period beginning on the date hereof was delivered to Newco on the date hereof.

          5.4 Fill Rate Commitment: After the first twelve (12) months of the Term hereof, Newco agrees to achieve and maintain an overall first delivery "fill rate" on Baxter's orders for Products of at least [Confidential Information Omitted]. For the purpose of this Agreement, "fill rate" shall be defined as lines of product shipped on the date specified in Baxter's purchase order, divided by lines of product ordered, times 100. Fill rate will be monitored by Newco and Baxter and reviewed by the Marketing Committee. If, after the first twelve (12) months of the Term hereof, Newco's fill rate over the course of two (2) consecutive calendar quarters should fall below [Confidential Information Omitted], then the Marketing Committee shall create a remedial plan to handle backorders of the Products and to assist Newco in reestablishing the [Confidential Information Omitted] fill rate. Subject to Section 15 and Section 16, Newco will be responsible for cost and expenses incurred by Baxter as a result of Newco's shortfall, provided that, in the event such
                                         --------
shortfall is caused by a manufacturing defect or by a manufacturing or supply delay of Baxter under any of the Hardware and Disposables Manufacturing Agreement, the Antibody Manufacturing and Storage Agreement, the Hardware and Disposables Supply Agreement or the Services Agreement, Newco shall have no responsibility for any cost, expense, liability, loss or damage incurred by Baxter as a result of such shortfall and provided further that Newco shall have
                                         -------- -------
no responsibility for any such cost, expense, liability, loss or damage incurred by Baxter during the first twelve (12) months of the Term hereof. The [Confidential Information Omitted] fill rate commitment established pursuant to this Section may be adjusted by the parties during the Term hereof as may be appropriate to reflect actual manufacturing experience.

          5.5 Discontinuance of Product Line: Subject to Section 5.6 below, if Newco wishes to discontinue a product line which includes any Isolex(R) and Maxsep(R) Products, Reagent Kits or other Products, the parties will negotiate appropriate closure conditions which provide for recovery by Baxter of any related overhead costs, any related investment and related direct out-of-pocket expenses.

          5.6 Right of First Offer: In the event Newco elects to abandon and/or discontinues substantially all efforts to develop or market (or to have developed or marketed) the Isolex(R) or Maxsep(R) Products, Reagent Kits and other Products, or any of them (the "Discontinued Products"), within the Product Field or any sub-field thereof, and Newco elects to sell Newco's right to make,
                                ---
have made, use and sell the Discontinued Products in the Product Field or any sub-field thereof, to a third party, Baxter shall have right of first offer to obtain an exclusive, worldwide license under the Isolex(R) and Maxsep(R) Technology to make, have made, use and sell, in such Product Field or sub-field, those Discontinued Products. After Newco notifies Baxter of

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Newco's intention to sell such right, Baxter will have sixty (60) days to respond to Newco and to negotiate the material terms and conditions of such a license. The terms and conditions of such a license shall be negotiated by Newco and Baxter, bargaining in good faith, and documented in a written agreement, signed by authorized representatives of both parties. If, after notice to Baxter and expiration of sixty (60) days without completed negotiation of the material terms of a license agreement, Newco desires to enter into an agreement with a third party on terms and conditions that are less favorable to Newco than the terms and conditions offered by or to Baxter (a"New Offer"), then Newco must give Baxter notice and an additional thirty (30) days to respond to Newco's offer on substantially the same terms and conditions as those of the New Offer. The culmination of any transaction pursuant to this Section 5.6 is subject to the parties entering into a definitive agreement on terms which are agreeable to each of the parties, in their sole discretion.

          6.   PURCHASE OF PRODUCT.

          6.1 Product Pricing: Newco will recommend to Baxter a suggested price for the Products to be sold in the Field of Distribution ("Suggested Retail Price"). Such Suggested Retail Price will be provided by Product Code and by Baxter Region and Newco may specify separate Suggested Retail Prices for use in connection with long-term contracts, industrial accounts and reagent rental agreements. Newco will provide Suggested Retail Prices no later than March 31, 1998. In the interim, Suggested Retail Prices will be as set forth on

Schedule 5.  After March 31, 1998, Newco may adjust the Suggested Retail Price
----------
annually after considering factors such as historical sales data and instrument placements, regulatory environment and status of Regulatory Approval, outcome data relative to the Isolex(R) and Maxsep(R) Technology and certain disease states, reimbursement conditions and general acceptance of the Isolex(R) and Maxsep(R) Technology by the medical community, and the status of Newco's achievement of certain milestones as described in the Acquisition Agreement, provided that no single annual adjustment shall exceed the sum of (i)
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anticipated increases in Newco's Fully Loaded Cost of the Product in question and (ii) a percentage of the Suggested Retail Price for the immediately preceding Agreement Year, which percentage is equal to the percentage increase in the United States Consumer Price Index or the equivalent published inflation index generally applied in the Baxter Region for which a Suggested Retail Price is being adjusted. In the event that there is no published inflation index generally applied in the Baxter Region in question, the percentage in clause
(ii) above shall be equal to the weighted average of the inflation rates for the immediately preceding year in each of the countries in such Baxter Region, weighted by sales volume and price for such immediately preceding year. Annual adjustments to the Suggested Retail Price will be delivered to the Marketing Committee for use in its preparation of the global, annual marketing plan prior to each Agreement Year, and shall be delivered to Baxter no later than sixty
(60) days before the end of each Agreement Year. In addition, Newco may review and adjust the Suggested Retail Price during an Agreement Year, provided that
                                                                --------
adjustments during an Agreement Year may not exceed the amount of anticipated increases during the Agreement Year in Newco's Fully Loaded Cost of the Product in question.

          6.2 Baxter Purchase Price: Except as provided in Section 6.3, the price of the sale of Products to Baxter will be a percentage of Newco's Suggested Retail Price determined in accordance with the following schedule (based on the extent to which Baxter is able to meet or exceed the sales projections contained in the "Plan A" projections attached hereto as Schedule 6):
                                        ----------

                    Percentage of Newco's Suggested Retail Price

Portion of Sales
(Percentage of
"Plan A" Total       Agreement   Agreement   Agreement Years
Net Sales)           Years 1-3   Years 4-5   6 and Later
-------------------  ---------   ---------   ---------------

[Confidential Information Omitted]


When Total Net Sales during any Agreement Year equal [Confidential Information Omitted] of Total Net Sales for such Year shown in the "Plan A" Projections, the price of the sale of Products to Baxter shall be adjusted to the percentage of Suggested Retail Price shown in the above schedule for the next incremental portion of sales, and further adjustments will be made where indicated in the above schedule when Total Net Sales during the Agreement Year equal [Confidential Information Omitted] and [Confidential Information Omitted] of Total Net Sales for such Year shown in the "Plan A" Projections.

Baxter is solely responsible for establishing the price for sale to the customer of Isolex(R) and Maxsep(R) Products, Reagent Kits and other Products.

          6.3 "Cost Recovery" Product: Newco recognizes that, prior to regulatory approval in certain countries, the Products can only be provided to customers under "Cost Recovery" programs. For such programs, the price of the Products to Baxter will be the greater of (i) a percentage of the cost recovery price to the end user that is the same as the percentage determined in accordance with the schedule in Section 6.2 above, or (ii) Newco's Fully Loaded Cost for the Products. Baxter will provide and distribute the Products prior to regulatory approval to the end user at the cost recovery price.

          6.4 "Minimal" or "No Charge" Sales Transactions with Customers: The parties may, from time to time, agree to make specified Isolex(R) and Maxsep(R) Products, Reagent Kits and other Products available to customers with a minimal charge or at no charge, as part of an advertising and promotion program. The Marketing Committee shall be responsible for developing and approving any such program and shall determine the amount, if any, to be paid to Newco for such Products in connection with the Marketing Committee's development of a promotional program budget.

          6.5  "Plan A" Projections means the Projected Total Net Sales shown in

Schedule 6, and represent sales goals for Baxter's worldwide sales of the
----------
Isolex(R) and Maxsep(R) Products and Reagent Kits in the Field of Distribution.

          6.6 Payment and Shipping Terms: Newco shall bill Baxter as of the end of each calendar month for Products shipped to customers during the month and for sales and marketing expenses for the month pursuant to Section 8.1(B). Baxter shall pay such invoices within sixty (60) days of Baxter's receipt thereof. Isolex(R) and Maxsep(R) Products, Reagent Kits and other Products are to be shipped F.O.B. to Baxter's destination designated in the purchase order. Baxter's designated destination may include a Baxter facility or a customer's facility. Unless otherwise agreed in writing, Newco shall pay all freight charges. Baxter will be solely responsible for meeting export/import requirements, arranging for the appropriate documentation and licenses and paying associated fees for shipments made outside the U.S. Newco will cooperate with Baxter as necessary to meet appropriate export/import regulations.

          6.7 Acceptance of Shipment/Return of Goods: Baxter may inspect or audit the Isolex(R) and Maxsep(R) Products, Reagent Kits and other Products for integrity and adherence to the product specifications. If any of the Isolex(R) and Maxsep(R) Products, Reagent Kits and other Products of a continuous production run or shipment (a "Lot") are not manufactured or supplied by Baxter under any of the Hardware and Disposables Manufacturing Agreement, the Hardware and Disposables Supply Agreement or the Antibody Manufacturing and Storage Agreement and fail to meet Newco's warranties or to conform to product specifications, Baxter shall notify Newco in writing within 120 days, and thereafter Baxter may return such Lot and, at Baxter's option and at Newco's expense, Baxter shall receive a credit, refund or replacement for such Products. If Newco so requests, Baxter will return any such Products to Newco at Newco's expense.

          6.8 Controlling Document: Newco shall acknowledge receipt of each Baxter purchase order in writing within ten (10) business days after receipt thereof and confirm delivery dates to destinations specified by Baxter. All sales of Isolex(R) and Maxsep(R) Products, Reagent Kits and other Products shall be subject to the terms and conditions of this Agreement and, to the extent they specify quantities, destinations and delivery dates, to Baxter purchase orders. This Agreement shall not be subject to the terms, conditions or provisions of any business form of Newco; any confirmation of Newco is subject to this Agreement.

          6.9 Baxter shall provide monthly sales reports as customarily generated by Baxter with standard detailing of the sales volume. These reports shall be adequate for reporting any royalties payable by Newco pursuant to the terms of the License Agreements, shall be delivered to the attention of Donna Waldo--Finance at Newco within thirty (30) days after the end of each month, and shall be reviewed by the Marketing Committee.

          7.  COMPLIANCE WITH REGULATORY REQUIREMENTS.

          7.1 Regulatory Requirements: Except as provided below, and except for those regulatory responsibilities allocated to Baxter pursuant to the other Transaction Documents (as such, capitalized term is defined in the Acquisition Agreement) between Newco and Baxter, Newco shall be responsible for meeting regulatory requirements and for obtaining reimbursement pertaining to the manufacturing, marketing, sales, distribution and utilization of the Isolex(R) and Maxsep(R) Products, Reagent Kits and other Products. Newco's obligation is applicable to each country, state, region or locality in which Baxter either markets, sells and distributes or plans to market, sell and distribute the Isolex(R) and Maxsep(R) Products, Reagent Kits and other Products. To assist Newco in meeting this obligation, Baxter shall be diligent in advising Newco of its plans to enter, remain active, or depart from specific countries, states, regions or localities relative to the marketing, sales and distribution of the Isolex(R) and Maxsep(R) Products, Reagent Kits and other Products. Further, Baxter will be obligated to meet all applicable regulations relative to its role as exclusive seller and distributor of the Isolex(R) and Maxsep(R) Products, Reagent Kits and other Products. Newco's regulatory responsibilities include conducting any necessary clinical trials to gather safety and effectiveness data to support marketing applications to FDA or other governmental or quasi-governmental authorities, while Baxter shall be responsible for conducting marketing studies. Initiation of clinical studies will be coordinated between Baxter Regions and Newco to assure minimal impact to Baxter's sales to established customers where Baxter has previously installed an Isolex(R) or Maxsep(R) instrument. Initiation of marketing studies will be coordinated between Baxter Regions and Newco for continuity.

          7.2 Regulatory Actions: Newco's and Baxter's responsibilities for all regulatory actions related to the Products or components thereof manufactured or supplied by or on behalf of Baxter will be determined in accordance with the terms of the Hardware and Disposables Manufacturing Agreement, the Antibody Manufacturing and Storage Agreement and the Hardware and Disposables Supply Agreement, as the case may be. For all other Products, Newco shall be responsible for all regulatory actions and incur all costs of such actions, Baxter will cooperate and assist Newco, at Newco's expense, with any regulatory action, and Baxter will maintain and provide Newco with a current customer list as needed solely for regulatory actions. As used in this paragraph, "regulatory actions" mean: mandatory notifications, repairs, replacements and refunds; safety alerts; "cease distribution and notification" and mandatory recall actions; voluntary recalls, market withdrawals or stock recoveries; and device removals and corrections, as defined or understood under law or FDA policy, or related or analogous actions.

          7.3 Product Complaints: Baxter shall complete product complaint forms provided by Newco to Baxter and forward any product complaint information to Newco's post quality assurance group. Newco and Baxter will work together to manage product complaints in an effective and responsive manner. Should Baxter or its customers receive significant amounts of defective Product, Newco will issue to Baxter, or to a customer if directed to do so by Baxter, a refund for such Product or, at Baxter's option, replacement Product.

          7.4 Distributor MDR Responsibilities: To the extent required by law, Baxter shall comply with distributor medical device reporting (MDR) responsibilities as set forth in 21 C.F.R. Part 804 relative to the Isolex(R) and Maxsep(R) Products, Reagent Kits and other Products.

          8.  MARKETING OF PRODUCT.

            8.1     Obligation to Market:

     A. Baxter shall strive to achieve and exceed Total Net Sales figures shown in the "Plan A" Projections of Schedule 6. Baxter agrees to follow the
                                 ----------
  Marketing Resource Plan as approved and revised by the Marketing Committee from time to time and subject to the provisions of Section 4 of this Agreement; and Baxter further agrees that following the receipt of Regulatory Approval in the United States for the Isolex(R) 300SA, Baxter will expend at least the following minimum budgeted amounts (expressed below as a percentage of projected Total Net Sales shown in the "Plan A" Projections) for expenses of sales and marketing of the Isolex(R) and Maxsep(R) Products and Reagent Kits hereunder, provided that such amount shall not be less than [Confidential
                  --------
  Information Omitted] per calendar year for each of the first four (4) Agreement Years of the Term (a pro rata portion of such amount for 1997, the
                                 --- ----
  first Agreement Year hereunder, or, if such Regulatory Approval is not obtained in 1997, for any subsequent Agreement Year during which such Regulatory Approval is obtained)(the "Budgeted Expenses"):

           Agreement Year       Percentage of Projected Total Net Sales
           --------------       ---------------------------------------

               1997                [Confidential Information Omitted]
               1998                [Confidential Information Omitted]
               1999                [Confidential Information Omitted]
               2000                [Confidential Information Omitted]
               2001                [Confidential Information Omitted]
               2002                [Confidential Information Omitted]

               Budgeted Expenses, for this purpose, will include (a) direct, indirect and allocated expenses (as allocated in accordance with Baxter's standard practices applied consistently to all Baxter's divisions and businesses) of Baxter for the sales and marketing of Products, and (b) certain co-marketing expenses of Newco as provided in Section 8.1(B) below. The portion of Budgeted Expenses comprising Baxter expenses includes, but is not limited to, expenses associated with salaries, benefits, training,installation of instruments, customer services, customer operations/administration, selling and promotional activities, warehousing, freight and delivery of Products, field service, clinical education, documentation, reprint acquisition and other materials and equipment such as telephone lines and 800 number telephone services. Baxter's sales and marketing efforts, which will comply with regulatory requirements, may include the development of promotional materials, certain customer letters, sales calls, presentations and other documentation in support of marketing and sales personnel representation of the Isolex(R) and Maxsep(R) Products and Reagent Kits. Baxter shall coordinate the production of promotional materials with Newco so that the parties' marketing efforts are complementary and so that Newco may comply with regulatory requirements as may apply to such materials. Baxter's efforts may also include, at its sole discretion, the funding of marketing studies relating to the Isolex(R) and Maxsep(R) Products and Reagent Kits in the Field of Distribution. Baxter will coordinate the initiation and completion of such marketing studies with Newco.

               B. Newco shall provide sales and marketing personnel to perform sales and marketing functions as specified in the Marketing Resource Plan, to assist Baxter in marketing the Products in the Field of Distribution. Identified in the Marketing Resource Plan and included in the minimum Budgeted Expenses set forth in Section 8.1(A) above, will be a mutually agreed portion of Budgeted Expenses for product detailing to be conducted by Newco, and related advertising expenses (hereinafter, the "Newco Marketing Budget"). Baxter shall pay to Newco the amount of the Newco Marketing Budget in equal monthly installments billed to Baxter by Newco in accordance with Section 6.6.

               C. From time to time, Newco may elect, in its sole discretion, to engage in, and to advance the cost of ("Additional Expenses"), sales and marketing activities, in addition to those conducted by Baxter and Newco in accordance with Sections 8.1(A) and 8.1(B) above, related to the Products being distributed by Baxter within the Field of Distribution. In the event that Baxter does not expend at least the minimum Budgeted Expenses for any of the first six Agreement Years, then the positive difference between (i) the minimum Budgeted Expenses for such Agreement Year as set forth in Section 8.1(A) above, and (ii) the amounts actually expended by Baxter for sales and marketing expenses hereunder during such Agreement

                    Year (including amounts paid to Newco pursuant to Section 8.1(B) above) (the "Baxter Marketing Expense Shortfall") shall be applied to reimburse Newco's Additional Expenses described in the preceding sentence of this Section 8.1(C). Additional Expenses for this purpose, will include direct, indirect and allocated expenses of the sales and marketing of Isolex(R) and Maxsep(R) Products in the Field of Distribution . During the first six (6) Agreement Years, both the amount, if any, of Newco's unreimbursed Additional Expenses and the amount, if any, of the Baxter Marketing Expense Shortfall that is not applied to the reimbursement of Newco Additional Expenses for any Agreement Year, shall be cumulative and carried over for use in the succeeding Agreement Years; and the negative difference between (a) the minimum Budgeted Expenses for such Agreement Year as set forth in Section 8.1(A) above, and (ii) the amounts actually expended by Baxter for sales and marketing expenses hereunder during such Agreement Year (including amounts paid to Newco pursuant to Section 8.1(B) above) (the "Baxter Marketing Expense Surplus") shall be cumulative and carried over to offset any Baxter Marketing Shortfall(s) in succeeding Agreement Years.

          8.2 Technical Materials & Medical Inquiries: Newco will be responsible for developing, publishing and revising, as appropriate, all technical and educational materials (for example, technical articles, abstracts, publications) relating to the Isolex(R) and Maxsep(R) Products, Reagent Kits and other Products. These technical and educational materials will be provided to Baxter and Baxter's customers free of charge. Newco shall retain a Medical Affairs staff to handle the medical inquiries from Baxter and Baxter's customers. Baxter may, from time to time, request Newco to prepare certain technical or educational materials and Newco shall meet such requests as are reasonable.

          8.3 Newco's Right to Market, Sell and Distribute: Newco shall be solely responsible for its own marketing, selling and distribution efforts for the Isolex(R) and Maxsep(R) Products, Reagent Kits and other Products outside the Field of Distribution. Newco shall apprise Baxter on a periodic basis of its activities in this regard so that the parties' marketing and selling efforts are complementary.

          8.4 Customer Feedback: As either party develops, surveys or otherwise receives feedback from customers, operators and others relative to the Isolex(R) and Maxsep(R) Products, Reagent Kits and other Products, it will share the results and data obtained with the other. The parties may choose to jointly seek customer feedback or use similar data to agree upon changes or improvements to the Isolex(R) and Maxsep(R) Products, Reagent Kits and other Products, to the delivery, installation and maintenance of the Isolex(R) and Maxsep(R) Products, Reagent Kits and other Products, the training of operators or the technical presentation of the Isolex(R) and Maxsep(R) Products, Reagent Kits and other Products.

          8.5 Use of Trademarks: Either party may use the trademarks, trade names, service marks and corporate logos of the other party on a non-exclusive royalty-free, worldwide basis solely in connection with the marketing, sales and distribution of the Isolex(R) and Maxsep(R) Products, Reagent Kits and other Products. No other use of the trademarks, trade names or corporate logos is permitted. Nothing herein shall give either party any right, title or interest in or to the other party's trademarks or trade names. Neither party shall at any time assert any claim to any goodwill, reputation or ownership of the other party's trademarks, trade names or corporate logo. All uses of a party's trademarks or trade names shall inure to the benefit of that party. The parties agree that the Isolex(R) and Maxsep(R) Products, Reagent Kits and other Products as well as promotional materials will, after a reasonable transition period of time, be labeled and primarily referred to as products of Newco and will bear Newco's name. Baxter's name and logo may be used, particularly if and when required by regulatory guidelines, to indicate Baxter's exclusive appointment as the marketer, seller and distributor of the Product in the Field of Distribution and Baxter's manufacture of any Product or component thereof. The parties also agree that Baxter may continue to use and deplete its existing stock of promotional materials relating to the Isolex(R) and Maxsep(R) Products, Reagent Kits and other Products.

          8.6 Service Contracts: Baxter may market and sell service contracts for maintenance and repair of the Isolex(R) and Maxsep(R) Products sold by Baxter hereunder and will manufacture, maintain an inventory of, and sell or otherwise distribute, spare parts in connection therewith. All revenues from such service contracts shall be retained by Baxter and all costs and expenses incurred by Baxter in maintaining an inventory of spare parts, marketing and performing pursuant to such service contracts shall be borne solely by Baxter.

          9. INSTALLATION, TRAINING AND MAINTENANCE OF INSTRUMENT PRODUCT.

          9.1 Operator Training: Newco will develop, publish and revise as needed all technical operational materials (for example, operator manuals) relating to the Isolex(R) and Maxsep(R) instruments. Further, Newco shall train Baxter personnel and provide technical customer support as requested by Baxter free of charge. The costs of technical customer support activities as requested by Baxter and performed by Newco will be part of the Newco Marketing Budget to be mutually agreed and paid in accordance with Section 8.1(B) above.

          9.2 Installation and Maintenance: Baxter will be responsible for the installation and servicing of the Isolex(R) and Maxsep(R) Products, as well as customer training, where Baxter has manufactured the Products under the Hardware and Disposables Manufacturing Agreement. Baxter will also be responsible for customer support to include customer phone hotline coverage to handle initial customer inquiries and complaints. In addition, Baxter will offer to customers service and maintenance contracts for Isolex(R) and Maxsep(R) instruments for post-warranty servicing of the instruments, provided Baxter has manufactured the Products under the Hardware and Disposables Manufacturing Agreement.

          10. FOREIGN CURRENCY CONVERSION. Where calculations of Baxter's Fully Loaded Cost, Newco's Fully Loaded Cost or Newco's Suggested Retail Price relate to currency other than United States dollars, all such calculations shall be made pursuant to Baxter's then current accounting policies and practices, as consistently applied.

          11. WITHHOLDING TAXES. Where required to do so by applicable law, Baxter shall withhold taxes required to be paid to a taxing authority on account of any payments to Newco hereunder, and Baxter shall furnish Newco with satisfactory evidence of such withholding and payment in order to permit Newco to obtain a tax credit or other such relief as may be available under applicable laws. Baxter shall cooperate with Newco in obtaining exemption from withholding taxes wherever available under applicable law.

          12. INTEREST ON OVERDUE PAYMENTS. Interest shall accrue and be payable on all overdue payments owing by a party under this Agreement from the date due at the rate of [Confidential Information Omitted] per month (or the highest rate allowed by law, if lower), compounded annually, until fully paid (including full payment of such interest).

          13.  WARRANTIES.

          13.1 Warranty: Newco shall warrant or shall obtain such warranty from its suppliers and contract manufacturers that the Isolex(R) and Maxsep(R) Products, Reagent Kits and other Products delivered to or at the direction of Baxter hereunder (i) will have been manufactured in accordance with the applicable specifications, procedures and product drawings/blueprints and all applicable laws and (ii) are free from defects in workmanship. This warranty shall be continuing and shall be binding on Newco, its suppliers and contract manufacturers and Newco's permitted successors and assigns and shall inure to the benefit of Baxter and its permitted successors and assigns. Baxter shall represent to its customers that any product which it distributes on behalf of a manufacturer other than Baxter is warranted by the manufacturer and not Baxter.

          13.2 Baxter Indemnity: Subject to Section 16 below, Baxter agrees to indemnify Newco and hold it harmless from any liability, loss, expense, cost, claim or judgment arising out of any claim for property damage, personal injury or death which is caused by Baxter's failure to meet its obligations with respect to regulatory compliance as set forth in section 7.1, regulatory actions as set forth in section 7.2, product complaints as set forth in section 7.3, distributor responsibilities as set forth in section 7.4, or which arises out of Baxter's performance of service contracts or sales and marketing activities performed by Baxter personnel. At Baxter's expense, Newco shall cooperate fully with Baxter in defending or otherwise resolving any such claim. Baxter shall have full control of any litigation brought against Newco with respect to any claim that is indemnifiable by Baxter hereunder; but Newco may at its expense, also be represented by its own counsel in any such litigation.

          13.3 Newco Indemnity: Subject to Section 16 below, Newco agrees to indemnify Baxter and hold it harmless from any liability, loss, expense, cost, claim or judgment arising out of any claim for property damage, personal injury or death which is caused by defects in the products, design, specifications, procedures, product drawings/blueprints, label copy, or resulting from the use of the Isolex(R) and Maxsep(R) Products, Reagent Kits and other Products or which arises out of sales and marketing activities performed by Newco personnel, provided, however, that Newco shall have no liability to
                    --------  -------
Baxter whatsoever with respect to any liability, loss, expense, cost, claim or judgment arising out of any claim for property damage, personal injury or death which is caused by defects in the designs, specifications, procedures, or product drawings/blueprints acquired by Newco from Baxter pursuant to the Acquisition Agreement, except defects in modifications to such designs, specifications, procedures, or product drawings/blueprints made by Newco subsequent to its acquisition thereof. At Newco's expense, Baxter shall cooperate fully with Newco in defending or otherwise resolving any such claim. Newco shall have full control of any litigation brought against Baxter with respect to any claim that is indemnifiable by Newco hereunder; but Baxter may at its expense, also be represented by its own counsel in any such litigation.

          14. INDEMNIFICATION FOR INFRINGEMENT. Subject to Section 16 below, Newco shall defend, indemnify and hold Baxter harmless with respect to any liability incurred by Baxter as a result of activities under this Agreement with respect to any claim of patent, trade name, trademark or copyright infringement or misuse (i) with respect to any Isolex(R) and Maxsep(R) Products, Reagent Kits or other Products which are not being manufactured or supplied by Baxter (or its third party subcontractor) for or to Newco under this Agreement or an agreement having the same date as this Agreement (or an extension or renewal thereof); or
(ii) arising from any modification to product designs, specifications, procedures, or product drawings/blueprints made by Newco subsequent to its acquisition thereof from Baxter. At Newco's expense, Baxter shall cooperate fully with Newco in defending or otherwise resolving any such charges of infringement or misuse. Newco shall have full control of any litigation brought against Baxter alleging such infringement or misuse; but Baxter may at its expense, also be represented by its own counsel in any such litigation.

          15. FORCE MAJEURE. Neither party to this Agreement shall be liable for delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to causes beyond its reasonable control, including acts of God, fires, earthquakes, strikes and labor disputes, acts of war, civil unrest or intervention of any governmental authority, but any such delay or failure shall be remedied by such party as soon as is reasonably possible.

          16. LIMITATION OF LIABILITY. IN NO EVENT, WHETHER AS A RESULT OF BREACH OF CONTRACT, TORT LIABILITY (INCLUDING NEGLIGENCE), OR

OTHERWISE, SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, PUNITIVE, EXEMPLARY OR LIQUIDATED DAMAGES.

          17. FOREIGN GOVERNMENT APPROVAL OR REGISTRATION. If this Agreement or any associated transaction is required by the law of any nation to be either approved or registered with any governmental authority, or any agency or political subdivision thereof, Newco shall assume all legal obligations to do so.

          18. NOTICES. All notices required under this Agreement shall be in writing, and all such notices and other written communications (including purchase orders) shall be delivered either by hand, by a nationally recognized overnight delivery service (with delivery charges prepaid), by first class, registered or certified United States mail (postage prepaid), or by facsimile transmission (provided that in the case of facsimile transmission, a confirmation copy of the notice shall be delivered by hand, by a nationally recognized overnight delivery service (with delivery charges prepaid), or by first class, registered or certified United States mail (postage prepaid) within two (2) days of facsimile transmission), addressed to each party as follows:

If to Baxter, such notices shall be delivered to:

                                          President
                                          Baxter Biotech Group

                   with a copy to:        General Counsel
                                          Baxter Healthcare Corporation

If to Baxter, other written communications shall be delivered to:

                                          President
                                          Venture Management
                                          Baxter Biotech Group

                   with a copy to:        Associate General Counsel
                                          Baxter Healthcare Corporation

If to Newco, such notices shall be delivered to:

                                          President
                                          BIT Acquisition Corp.

                   with a copy to:        Epstein Becker & Green, P.C.
                                          250 Park Avenue, New York, NY  10177
                                          Attn:  Lowell S. Lifschultz, Esq.

If to Newco, other written communications shall be delivered to:

                                          President
                                          BIT Acquisition Corp.

                   with a copy to:        Vice President
                                          BIT Acquisition Corp.


or such other address as any such party may designate in writing and delivered to the other party hereto pursuant to this Section 18. All such notices or other written communications shall be deemed to have been received by the addressee if delivered by: hand or by a nationally recognized overnight delivery service (with delivery charges prepaid) at the time of delivery; by first class, registered or certified United States mail (postage prepaid), three
(3) business days after delivery thereof to the United States Postal Service; or by facsimile transmission, at the time of transmission.

          19. CHOICE OF LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without application of conflicts of law principles, and, subject to Section 26 below, each party hereby submits to the jurisdiction and venue of any state or federal court in the State of Delaware. To the extent permissible by law, each of the parties hereby waives, releases and agrees not to assert, and agrees to cause its Affiliates to waive, release and not assert, any rights such party or its Affiliates may have under any foreign law or regulation that would be inconsistent with the terms of this Agreement as governed by Delaware law.

          20. PROVISIONS CONTRARY TO LAW/SEVERABILITY. In performing this Agreement, the parties hereto shall comply with all applicable laws. Nothing in this Agreement shall be construed so as to require the violation of any law, and wherever there is any conflict between and provision of this Agreement and any applicable law, the applicable law shall prevail. In the event any provision of this Agreement conflicts with any applicable law or is otherwise determined by an arbitrator or court having valid jurisdiction thereof to be unenforceable, the affected provision of this Agreement shall be deemed to have been modified to the extent necessary so as not to conflict with the applicable law or to be unenforceable or, if such modification is not possible, such provision shall be deemed to have been deleted herefrom, without affecting, impairing or invalidating the remaining provisions of this Agreement.

          21. ENTIRE AGREEMENT. This Agreement, together with any schedules attached hereto, constitutes the entire agreement between the parties as to the subject matter hereof, and all prior negotiations, representations, agreements and understandings are merged into, extinguished by and completely expressed by this Agreement.

          22. WAIVERS AND MODIFICATIONS. The failure of any party to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of such obligation. Waiver of any breach of any provision hereof shall not be deemed to be a waiver of any other breach of such provision or any other provision. No waiver, modification, release or amendment of any obligation under or provision of this Agreement shall be valid or effective unless in writing signed by the party to be bound by such waiver, modification, release or amendment.

          23. ASSIGNMENT. Newco may assign its rights or obligations under this Agreement to any Affiliate of Newco without the prior written consent of Baxter, provided that such Affiliate is owned, directly or indirectly, by Baxter and VIMRx in substantially the same proportions Newco is owned. Baxter may assign its rights and obligations hereunder to any Affiliate of Baxter without prior notice to or consent of Newco. No assignment by Baxter or Newco, or by any permitted assignee, shall be effective unless and until the assignee shall have agreed to become bound by the provisions of that certain Non-Competition and Confidentiality Agreement by and among Baxter, Newco and VIMRx, of even date herewith, to the same extent and in the same manner as Baxter (in the case of a Baxter assignee) or Newco (in the case of a Newco assignee) is bound. No party hereto may assign any of its rights or obligations under this Agreement, unless and to the extent expressly permitted by this Section 23. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding on the parties' permitted successors and assigns.

          24. INDEPENDENT PARTIES. By virtue of this Agreement, neither party constitutes the other as its agent (except as may otherwise be expressly provided herein), partner, joint venturer, or legal representative and neither party has express or implied authority to bind the other in any manner whatsoever.

          25. COUNTERPARTS. This Agreement may be executed in any number of counterparts with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one and the same instrument.

          26.  DISPUTE RESOLUTION.

          26.1          Provisional Remedies:  The procedures specified in this
Section 26 shall be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to this Agreement;

provided, however, that a party, without prejudice to these procedures, may seek
--------  -------
a preliminary injunction or other provisional relief if, in its sole judgment, such action is deemed necessary to avoid irreparable damage or to preserve the status quo. During such action, the parties will continue to participate in good faith in the procedures specified in this Section 26.

          26.2 Negotiations Between Executives: The parties will attempt in good faith to resolve any claim or controversy arising out of or relating to the execution, interpretation or performance of this Agreement (including the validity, scope and enforceability of the provisions contained in this Section 26) promptly by negotiations under the procedures set forth in
Section 4 concerning referral of disputes to the Corporate Committee.

          26.3 Arbitration: In the event that any dispute arising out of or relating to this Agreement or its breach, termination or validity has not been resolved after good faith negotiation pursuant to the procedures of Section 26.2, such dispute shall upon written notice by

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

either party to the other, be finally settled by arbitration administered by the Center for Public Resources in accordance with the provisions of its Commercial Arbitration Rules and the United Stated Federal Arbitration Act, as modified below:

               A. The arbitration shall be heard by a panel of three (3) independent and impartial arbitrators, all of whom shall be selected from a list of neutral arbitrators supplied by the Center for Public Resources. From such list, each of Baxter and Newco shall select one (1) arbitrator, and the arbitrators so selected shall select a third. The panel shall designate one (1) among them to serve as chair.

               B. The arbitration proceedings shall be conducted in Los Angeles County or Orange County in the State of California.

               C. Any party may seek interim or provisional remedies under the Federal Rules of Civil Procedure and the United States Federal Arbitration Act as necessary to protect the rights or property of the party pending the decision of the arbitrators.

               D. The parties shall allow and participate in limited discovery for the production of documents and taking of depositions, which shall be conducted in accordance with the Commercial Arbitration Rules of the Center for Public Resources. All discovery shall be completed within sixty (60) days following the filing of the answer or other responsive pleading. Unresolved discovery disputes shall be brought to the attention of the chair of the arbitration panel and may be disposed of by the chair.

               E. Each party shall have up to fifty (50) hours to present evidence and argument in a hearing before the panel of arbitrators,

     provided that the chair of the panel of arbitrators may establish such
     --------
     longer times for presentations as the chair deems appropriate.

               F. The arbitration award shall be rendered by the arbitrators within fifteen (15) business days after conclusion of the hearing of the matter, shall be in writing and shall specify the factual and legal basis for the award. Judgment thereon may be entered in any court having jurisdiction thereof.

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

               G. The arbitrators are empowered to order money damages in compensation for a party's actual damages, specific performance or other appropriate relief to cure a breach; provided, however, that the
                                          --------  -------
     arbitrators will have no authority to award special, punitive or exemplary damages, or other money damages that are not measured by the prevailing party's actual damages.

          26.4 Performance During Dispute: Each party is required to continue to perform its obligations under this Agreement pending final resolution of any dispute arising out of or relating to this Agreement, unless to do so would be commercially impossible or impractical under the circumstances.

          27. RULES OF CONSTRUCTION. In this Agreement, unless a clear contrary intention appears:

               A. The singular number includes the plural number and vice versa;

               B. Reference to any party includes such party's permitted successors and assigns;

               C.       Reference to any gender includes the other gender;

               D. Reference to any Section, Exhibit or Schedule means such section of this Agreement, exhibit to this Agreement or schedule to this Agreement, as the case may be, and references in any section or definition to any clause means such clause of such section or definition;

               E. "Herein," "hereunder," "hereof," "hereto," and words of similar import shall be deemed references to this Agreement as a whole and not to any particular section or other provision of this Agreement;

               F. "Including" (and with the correlative meaning "include") means including without limiting the generality of any description preceding such term;

               G. Relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding" and "through" means "through and including";

               H. Reference to any law (including statutes and ordinances) means such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder;

               I. Accounting terms used herein shall have the meanings historically attributed to them by Baxter International Inc., a Delaware corporation, and its subsidiaries prior to the date hereof;

               J. In the event of any conflict between any of the provisions of the body of this Agreement and any exhibit or schedule hereto, the provisions of the body of this Agreement shall control;

               K. The headings contained in this Agreement have been inserted for convenience of reference only, and are not to be used in construing this Agreement; and

               L. Any rule of construction or interpretation which might otherwise require this Agreement to be construed or interpreted against either party shall not apply to any construction or interpretation hereof.

          28. AUDIT. Either party may audit the books and records of the other for the purpose of determining compliance with the terms of this Agreement. The auditing party may use independent outside auditors (who may participate fully in such audit). In the event that an audit is proposed with respect to information which the party to be audited wishes not to disclose to the auditing party ("Restricted Information"), then on the written demand of the party to be audited the individuals conducting the audit with respect to the Restricted Information will be limited to the auditing party's independent auditors. In such event, the party to be audited shall pay the costs of the independent auditors conducting such audit, but only with respect to that portion of the audit relating to the Restricted Information. Such independent auditors shall enter into an agreement with the parties hereto, on terms that are agreeable to both parties hereto, under which such independent auditors shall agree to maintain the confidentiality of the information obtained during the course of such audit and establishing what information such auditors will be permitted to disclose in reporting the results of any audit of Restricted Information. Any such audit shall be conducted during regular business hours in a manner that does not interfere unreasonably with the operations of the party to be audited. The audits conducted by any party under the provisions of this Agreement, or of any of the License Agreements, the Hardware and Disposables Manufacturing Agreement, the Antibody Manufacturing and Storage Agreement, the Hardware and Disposables Supply Agreement and the Services Agreement shall not, in the aggregate, be conducted more than once in any twelve (12) month period per facility unless the next preceding audit disclosed a failure to conform to the terms of any such Agreement or unless the facility received a Form FDA-483 in the twelve (12) months following any audit. Subject to the foregoing limitations, any such audit shall be conducted when requested by notice given not less than thirty (30) days prior to the commencement of the audit.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first set forth above.

BAXTER HEALTHCARE CORPORATION       BIT ACQUISITION CORP.


By:___________________________               By:______________________________
Name:                                                        Name:
Title:                                       Title:

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